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                                                                      Exhibit 14


                         INDEPENDENT AUDITORS' CONSENT


The Board of Trustees
ING Variable Products Trust

We consent to the use of our report dated February 7, 2003, on the financial statements of ING VP Large Company Value Portfolio and ING VP MagnaCap Portfolio incorporated by reference herein and to the reference to our firm under the heading "Financial Highlights" in Appendix C of this registration statement on Form N-14.



/s/ KPMG LLP


Boston Massachusetts
September 4, 2003